UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

ElkCorp

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-5341	75-1217920

(Commission File Number)	(I.R.S. Employer Identification No.)

14911 Quorum Drive, Suite 600, Dallas, Texas 75254-1491

(Address of principal executive offices)

(972) 851-0500

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 10, 2004, ElkCorp (Company) entered into Performance Stock Award Agreements (PSA Agreements) granting performance stock awards (PSAs) to certain of the Company’s officers and other key employees under the Company’s 2004 ElkCorp Amended and Restated Equity Incentive Compensation Plan (2004 Plan), which was approved by the Company’s shareholders in connection with the Annual Meeting of Shareholders on October 26, 2004. The PSAs consist of a contingent right to receive whole shares of the Company’s common stock if the Company meets specified performance criteria.

The following executive officers were granted contingent rights for the following number of shares of common stock:

		Maximum Number
		of Shares to be
Name	Title	Granted
Thomas D. Karol	Chairman of the Board and Chief Executive Officer	77,265
Richard A. Nowak	President and Chief Operating Officer	44,835
Gregory J. Fisher	Senior Vice President, Chief Financial Officer and Controller	10,965
David G. Sisler	Senior Vice President, General Counsel and Secretary	10,365
Matti Kiik	Senior Vice President, Research and Development	10,080
James J. Waibel	Senior Vice President, Administration	7,635
Leonard R. Harral	Vice President, Chief Accounting Officer and Treasurer	4,830

The form of PSA Agreement sets forth the terms and conditions of the above grants of PSAs pursuant to the 2004 Plan. The following description is qualified by reference to the terms of the form of performance stock award agreement, a copy of which is filed with this Form 8-K and is hereby incorporated by reference, and to the terms of the Company’s 2004 Plan, which was filed as Exhibit B to the Company’s Proxy Statement for its Annual Meeting of Shareholders held on October 26, 2004.

Shares of common stock will vest and be issued to grantees under the PSA Agreements only upon the Company’s achieving the performance criteria set forth in the PSA Agreement for a three-year performance cycle beginning July 1, 2004 and ending June 30, 2007. The performance criteria for seventy percent of the total PSA is based upon the Company’s return on equity (ROE) for the performance cycle compared to ROE for all New York Stock Exchange (NYSE) listed companies measured over the three-year period preceding the beginning of the performance cycle. The performance criteria for thirty percent of the total PSA is based upon the Company’s total shareholder return (TSR), or stock price appreciation plus dividends, for the performance cycle relative to all NYSE listed companies over the performance cycle.

Performance and payouts based on ROE are independent of performance and payouts based on TSR. For the portion of the PSA subject to ROE criteria, the threshold payout is earned if the Company’s ROE is equal to the trailing three years’ 50th percentile of NYSE companies, the target payout is earned if the Company’s ROE is equal to the 62nd percentile of NYSE companies, and the maximum payout is earned if the Company’s ROE is equal to the 84th percentile of NYSE companies or greater. No common stock is issued pursuant to ROE PSAs for less than threshold ROE performance. For awards subject to TSR criteria, the threshold payout is earned if the Company’s TSR over the performance cycle is equal to the 50th percentile of NYSE companies, the target payout is earned if the Company’s TSR is equal to the 62nd percentile of NYSE companies, and the maximum payout is earned if the Company’s TSR is equal to the 84th percentile of NYSE companies or greater. No common stock is issued pursuant to TSR PSAs for less than threshold TSR performance.

If the employment of the grantee is terminated due to the grantee’s disability, death, or retirement, PSAs will become fully vested and will payout if performance criteria are achieved. PSAs will also become fully vested upon a change in control (as defined in the 2004 Plan), and in such event, will payout as if maximum performance were achieved. Any unvested PSAs will be forfeited if the employment of the grantee is terminated for any other reason.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description
10.1	Form of Performance Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ElkCorp

DATE: December 16, 2004	/s/ Gregory J. Fisher
Gregory J. Fisher
Senior Vice President,
Chief Financial Officer and Controller

/s/ Leonard R. Harral
Leonard R. Harral
Vice President, Chief Accounting Officer
and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Performance Stock Award Agreement.